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                                  EXHIBIT 6.12

                       MUTUAL RESCISSION AGREEMENT BETWEEN
                      GLOBAL TELEPHONE COMMUNICATION, INC.
                         AND PLANET CITY GRAPHICS CORP.


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  3329K

                           MUTUAL RESCISSION AGREEMENT

     THIS MUTUAL RESCISSION AGREEMENT (the "Agreement") is entered into and effective as of October 1, 1999 by and between CHARLES MALETTE, individually and as the assignee of both RICHARD APPLEBY and JAMES GRIFFIN with all of these parties being collectively referred to herein as the "SHAREHOLDERS" and GLOBAL TELEPHONE COMMUNICATION, INC., a Nevada corporation ("GTC").

                                   1. RECITALS

     This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

     1. The SHAREHOLDERS AND GTC had earlier entered in a Share Exchange Agreement on or about February 9, 1998 (the "Exchange Agreement").

     2. Pursuant to the Exchange Agreement, GTC issued a total of 1,500,000 shares of GTC common stock (the "GTC Shares") to the SHAREHOLDERS in exchange for all of the shares of PLANET CITY GRAPHICS CORP ("PCG") collectively owned by the SHAREHOLDERS which represented all of the issued and outstanding shares of PCG (THE "PCG Shares").

     3. All of the parties to this Agreement desire to rescind the Exchange Agreement by mutual consent pursuant to the terms and conditions set forth herein.

                      2. TERMS AND CONDITION OF RESCISSION

     2.1 CONSENT TO RESCISSION: The parties hereby consent and agree to rescind the Exchange Agreement subject to the below stated terms and conditions.

     2.2 DISPOSITION OF CONSIDERATION RECEIVED BY GTC: GTC agrees to return the PCG Shares to the SHAREHOLDERS.


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     2.3 DISPOSITION OF CONSIDERATION RECEIVED BY SHAREHOLDERS: The SHAREHOLDERS
agree to return the GTC Shares to GTC.

     2.4 SURRENDER OF RIGHTS: The parties mutually agree to forego all other rights and benefits, if any, provided for in the Exchange Agreement as consideration for the rescission of the Exchange Agreement.

                  3. COOPERATION, ARBITRATION, INTERPRETATION,
                         MODIFICATION AND ATTORNEY FEES

     3.1 COOPERATION OF PARTIES: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

     3.2 ARBITRATION: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in San Diego, California according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of Nevada.

     3.3 INTERPRETATION OF AGREEMENT: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonable in accordance with their generally accepted meaning.

     3.4 MODIFICATION OF AGREEMENT: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

     3.5 ATTORNEY FEES: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.


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     3.6 ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

     3.7 COUNTERPARTS: This Agreement may be signed in one or more counterparts.

     3.8 FACSIMILE TRANSMISSION SIGNATURES: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.



                                             SHAREHOLDERS



  DATED: OCTOBER 1, 1998                     BY: /s/ Charles Malette
                                                -------------------------------
                                                CHARLES MALETTE
                                                Individually and as the assignee
                                                OF RICHARD APPLEBY and
                                                JAMES GRIFFIN




                                              GLOBAL TELEPHONE
                                              COMMUNINICATION, INC.



  DATED: October 1, 1999                      BY: /s/ Terry Wong
                                                -------------------------------
                                                TERRY WONG
                                                President




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